Exhibit 10.30

Letter Agreement Counter Parties

Name	Title	Date Signed
Heilmann, P.	SVP, Chief Legal Officer	October 23, 2014
Lauer, J.	SVP, Ocean Services	April 6, 2015
Stuck, K.	Vice President and Controller	May 11, 2018
Dreyfus, B.	SVP, Alaska	February 27, 2020